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                                                                    EXHIBIT 99.1


[MEXICAN RESTAURANTS, INC. LOGO]


FOR IMMEDIATE RELEASE

Contact:      Mexican Restaurants, Inc.
              Andrew J. Dennard
              (713) 943-7574

                            MEXICAN RESTAURANTS, INC.
              ANNOUNCES AGREEMENT TO ACQUIRE FRANCHISEE RESTAURANTS
                                  (NASDAQ:CASA)

         Houston, Texas (September 25, 2003) Mexican Restaurants, Inc. today announced that it has signed an agreement to acquire 13 restaurants and related assets from its Beaumont-based franchisee, Thomas Harken, and Mr. Harken's operating partner, Victor Gonzalez, for a total consideration of approximately $13.75 million. The restaurants to be acquired include 8 Casa Ole restaurants located in Southeast Texas, 2 Casa Ole restaurants located in Southwest Louisiana, and 3 Crazy Jose's restaurants located in Southeast Texas. In the past year these restaurants had combined sales of over $20 million. The transaction is expected to close by the end of this year.

         Louis P. Neeb, the Company's Chairman of the Board of Directors, in commenting on this contemplated transaction said, "We are very pleased to have this opportunity to acquire these well-run restaurants from Tom. He is a long-term successful franchisee who from his 1979 beginning with Casa Ole in Beaumont, Texas, has developed an outstanding restaurant company with a strong customer base in his market areas. It is also important to us that Victor, his original operating partner, has agreed to join our Company and to continue to operate the restaurants being acquired." Mr. Neeb added, "Because of the operating fit with Tom's Casa Ole restaurants, and their strong operating results, this planned acquisition fits well with the Company's intention to continue to focus its efforts on executing its business plan and enhancing long-term shareholder value."

         Curt Glowacki, the Company's President and Chief Executive Officer, said, "I am personally pleased and excited about the prospect of integrating this acquisition into our company. Their ability to acquire and retain customers, as well as exceed their comp store sales over the years demonstrates strong operating and marketing principles, which will add value in our efforts to grow the business in the future. He added, "I especially look forward to working with Victor in an effort to build on the legacy of success that both he and Tom created."

Mexican Restaurants, Inc. operates and franchises 83 Mexican restaurants. The current system includes 51 Company-operated restaurants and 31 franchisee-operated restaurants and one licensed restaurant.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended December 29, 2002, that attempt to advise interested parties of the risks and factors that may affect the Company's business.